UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

MILWAUKEE IRON ARENA FOOTBALL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27831	91-1947658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11415 NW 123 Lane, Reddick, Florida 32686
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective January 3, 2012, the Board of Directors of the Registrant engaged the Paritz & Co. P.A. of Hackensack, NJ (“Paritz”), as the independent registered public accountant to audit the Registrant’s financial statements for the fiscal year ending September 30, 2011. On the same date, Berman & Company P.A. (“Berman”) was dismissed as the Registrant’s independent registered public accountant. Berman had been engaged on April 27, 2011, to audit the financial statements of the Registrant for its fiscal year ending September 30, 2011. During the period for which Berman was so engaged, it reviewed Registrant’s Quarterly Reports on Form 10-Q filed during such period. The decision to change accountants was approved by the Board of Directors of the Registrant.

Berman has never issued a report on the financial statements of the Registrant and accordingly it has never rendered an adverse opinion or a disclaimer of opinion, or an opinion that was qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Berman’s engagement, (i) there were no disagreements with Berman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman, would have caused it to make reference to the subject matter of the disagreements in connection with the report that it would have rendered on the Registrant’s financial statements for the year ended September 30, 2011, if its engagement had not been terminated and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant did not consult with Paritz on any matter at any time prior to its engagement.

The Registrant has provided Berman with a copy of the foregoing disclosures and requested that it provided the Registrant with a letter addressed to the Commission stating whether Berman agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012

Milwaukee Iron Arena Football, Inc.

/s/ RICHARD ASTROM
By: Richard Astrom
Name: Richard Astrom
Title: Chief Executive Officer